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                                                                  EXHIBIT 23.02

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 (File No. 333-59097) of our reports dated March 31, 1998, relating to the financial statements of eBay Inc. and July 10, 1998, relating to the financial statements of Jump Incorporated, which appear in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Financial Data."

PricewaterhouseCoopers LLP

San Jose, California

September 18, 1998